================================================================================

                             WESTERN RESOURCES, INC.


                                       TO


                          HARRIS TRUST AND SAVINGS BANK


                                   as Trustee

                               ------------------





                      THIRTY-FOURTH SUPPLEMENTAL INDENTURE


                            Dated as of June 28, 2000

================================================================================

                               TABLE OF CONTENTS/a/
                               -----------------


                                                                                                           Page
                                                                                                           ----
Parties.......................................................................................................1

Recitals......................................................................................................1

Granting Clause...............................................................................................3

Habendum......................................................................................................5

Exceptions and Reservations...................................................................................5

Grant in Trust................................................................................................6

General Covenant..............................................................................................6

                                    ARTICLE I

                           DESCRIPTION OF BONDS OF THE
                                   2003 SERIES

SECTION 1.          General Description of Bonds of the 2003 Series...........................................6

SECTION 2.          Denominations of Bonds of the 2003 Series and privilege of exchange.......................7

SECTION 3.          Form of Bonds of the 2003 Series..........................................................7

SECTION 4.          Execution and Form of Temporary Bonds of the 2003 Series.................................11

                                   ARTICLE II

                        ISSUE OF BONDS OF THE 2003 SERIES

SECTION 1.          Limitations as to principal amount.......................................................12

SECTION 2.          Execution and Delivery of Bonds of the 2003 Series.......................................12

a Note: The Table of Contents is not part of this Supplemental Indenture and should not be considered as such. It is included only for purposes of convenience.

                                   ARTICLE III

                                   REDEMPTION
SECTION 1.  Bonds of the 2003 Series are redeemable prior to maturity only upon a demand therefor by the
               Collateral Agent.............................................................................12

SECTION 2.  Article VIII of Original Indenture Controlling..................................................12

SECTION 3.  Article V of Original Indenture Controlling.....................................................13

SECTION 4.  Bonds redeemed may be used to authenticate any deliver additional Bonds under
               Original Indenture...........................................................................13

                                   ARTICLE IV

                              ADDITIONAL COVENANTS

SECTION 1.  Title to mortgaged property.....................................................................13

SECTION 2.  To retire certain portions of Bonds upon release of all or substantially all of the electric properties...................................................................................13

                                    ARTICLE V

           AMENDMENTS TO RATIO OF BONDS ISSUABLE TO PROPERTY ADDITIONS
             AND OF CERTAIN OTHER RATIOS. AMENDMENT OF NET EARNINGS
             TEST. USE OF FACSIMILE SIGNATURES. AMENDMENT OF ARTICLE
                  XV. RESERVATION OF RIGHT TO AMEND ARTICLE VII

SECTION 1.  So long as Bonds of the 2003 Series remain outstanding:

            Bonds issuable on basis only of 60% of net bondable value of property additions not subject to an unfunded prior lien..............................................14

            Amendment of definition of net bondable value of property additions not subject to an unfunded prior lien........................................................14

            Monies deposited with Trustee under Section 5(a) of Article
               III of the Original Indenture may not be withdrawn in an
               amount in excess of 60% of net bondable value of property
               additions not subject to an unfunded prior lien,
               notwithstanding provisions of Section 3(a) of Article
               VIII of the Original Indenture...............................................................14

            Amendment of definition of net bondable value of property additions subject to an unfunded prior lien............................................................15

            Amendment of covenants in Sections 14 and 16 of Article IV and Section 1 of Article XII of the Original Indenture
               with respect to acquisition of property subject to an
               unfunded prior lien..........................................................................15

            Definitions: minimum charge for depreciation; net earnings of property available for interest, depreciation and
               property retirement; net earnings of another corporation
               available for interest, depreciation and property retirement.................................16

            Amendment of Articles III, IV and XII of the Original Indenture.................................16

SECTION 2.  Facsimile Signatures............................................................................17

SECTION 3.  Reservation of Right to Amend Article VII.......................................................17

SECTION 4.  Reservation of Right to Delete certain requirements and conditions..............................20

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

SECTION 1.  Acceptance of Trust.............................................................................20

SECTION 2.  Responsibility and Duty of Trustee..............................................................20

SECTION 3.  Parties to include successors and assigns.......................................................21

SECTION 4.  Benefits restricted to parties and to holders of Bonds and coupons..............................21

SECTION 5.  Execution in counterparts.......................................................................21

SECTION 6.  Titles of Articles not part of the Thirty-Fourth Supplemental Indenture.........................21

TESTIMONIUM.................................................................................................S-1

SIGNATURES AND SEALS........................................................................................S-1

ACKNOWLEDGMENTS.............................................................................................S-2

                                   APPENDIX A

DESCRIPTION OF PROPERTIES

     THIRTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of the 28th day of June, Two Thousand, made by and between Western Resources, Inc., formerly The Kansas Power and Light Company, a corporation organized and existing under the laws of the State of Kansas (hereinafter called the "Company"), party of the first part, and Harris Trust and Savings Bank, a corporation organized and existing under the laws of the State of Illinois whose mailing address is 111 West Monroe Street, P.O. Box 755, Chicago, Illinois 60690 (hereinafter called the "Trustee"), as Trustee under the Mortgage and Deed of Trust dated July 1, 1939, hereinafter mentioned, party of the second part;

     WHEREAS, the Company has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust, dated July 1, 1939 (hereinafter referred to as the "Original Indenture"), to provide for and to secure an issue of First Mortgage Bonds of the Company, issuable in series, and to declare the terms and conditions upon which the Bonds (as defined in the Original Indenture) are to be issued thereunder; and

     WHEREAS, the Company has heretofore executed and delivered to the Trustee Thirty-Three Supplemental Indentures supplemental to said Original Indenture, of which Thirty-One provided for the issuance thereunder of series of the Company's First Mortgage Bonds, and there is set forth below information with respect to such Supplemental Indentures as have provided for the issuance of Bonds, and the principal amount of Bonds which remain outstanding as of March 31, 2000.

                                                               Series of First        Principal        Principal
Supplemental Indenture                                         Mortgage Bonds          Amount           Amount
Hereinafter Called                           Date               Provided For           Issued         Outstanding
------------------------------       -------------------    --------------------     -----------      -----------
Supplemental Indenture               July 1, 1939           3-1/2% Series            $26,500,000         None
                                                            Due 1969
Second Supplemental Indenture        April 1, 1949          2-7/8% Series             10,000,000         None
                                                            Due 1979
Fourth Supplemental Indenture        October 1, 1949        2-3/4% Series              6,500,000         None
                                                            Due 1979
Fifth Supplemental Indenture         December 1, 1949       2-3/4% Series             32,500,000         None
                                                            Due 1984
Seventh Supplemental                 December 1, 1951       3-1/4% Series              5,250,000         None
  Indenture                                                 Due 1981
Eighth Supplemental Indenture        May 1, 1952            3-1/4% Series              4,750,000         None
                                                            Due 1982
Ninth Supplemental Indenture         October 1, 1954        3-1/8% Series              8,000,000         None
                                                            Due 1984
Tenth Supplemental Indenture         September 1, 1961      4-3/4% Series             13,000,000         None
                                                            Due 1991
Eleventh Supplemental                April 1, 1969          7-5/8% Series             19,000,000         None
  Indenture                                                 Due 1999
Twelfth Supplemental                 September 1, 1970      8-3/4% Series             20,000,000         None
  Indenture                                                 Due 2000
Thirteenth Supplemental              February 1, 1975       8-5/8% Series             35,000,000         None
  Indenture                                                 Due 2005

                                                               Series of First        Principal        Principal
Supplemental Indenture                                         Mortgage Bonds          Amount           Amount
Hereinafter Called                           Date               Provided For           Issued         Outstanding
------------------------------       -------------------    --------------------     -----------      -----------
Fourteenth Supplemental              May 1, 1976            8-5/8% Series             45,000,000         None
  Indenture                                                 Due 2006
Fifteenth Supplemental               April 1, 1977          5.90% Pollution           32,000,000         None
  Indenture                                                 Control Series
                                                            Due 2007
Sixteenth Supplemental               June 1, 1977           8-1/8% Series             30,000,000         None
  Indenture                                                 Due 2007
Seventeenth Supplemental             February 1, 1978       8-3/4% Series             35,000,000         None
  Indenture                                                 Due 2008
Eighteenth Supplemental              January 1, 1979        6-3/4% Pollution          45,000,000         None
  Indenture                                                 Control Series
                                                            Due 2009
Nineteenth Supplemental              May 1, 1980            8-1/4% Pollution          45,000,000         None
  Indenture                                                 Control Series
                                                            Due 1983
Twentieth Supplemental               November 1, 1981       16.95% Series             25,000,000         None
  Indenture                                                 Due 1988
Twenty-First Supplemental            April 1, 1982          15% Series                60,000,000         None
  Indenture                                                 Due 1992
Twenty-Second Supplemental           February 1, 1983       9-5/8% Pollution          58,500,000         None
  Indenture                                                 Control Series
                                                            Due 2013
Twenty-Third Supplemental            July 1, 1986           8-1/4% Series             60,000,000         None
  Indenture                                                 Due 1996
Twenty-Fourth Supplemental           March 1, 1987          8-5/8% Series             50,000,000         None
  Indenture                                                 Due 2017
Twenty-Fifth Supplemental            October 15, 1988       9.35% Series              75,000,000         None
  Indenture                                                 Due 1998
Twenty-Sixth Supplemental            February 15, 1990      8-7/8% Series             75,000,000         None
  Indenture                                                 Due 2000
Twenty-Seventh Supplemental          March 12, 1992         7.46% Demand             370,000,000         None
  Indenture                                                 Series
Twenty-Eighth Supplemental           July 1, 1992           7-1/4% Series            125,000,000         None
  Indenture                                                 Due 1999
                                                            8-1/2% Series            125,000,000      125,000,000
                                                            Due 2022
Twenty-Ninth Supplemental            August 20, 1992        7-1/4% Series            100,000,000      100,000,000
  Indenture                                                 Due 2002
Thirtieth Supplemental               February 1, 1993       6% Pollution              58,500,000      58,410,000
  Indenture                                                 Control Revenue
                                                            Refunding Series
                                                            Due 2033
Thirty-First Supplemental            April 15, 1993         7.65% Series             100,000,000      100,000,000
  Indenture                                                 Due 2023
Thirty-Second Supplemental           April 15, 1994         7-1/2% Series             75,500,000      75,500,000
  Indenture                                                 Due 2032
Thirty-Third Supplemental            August 11, 1997        6-7/8% Convertible       370,000,000         None
  Indenture                                                 Series Due 2004
                                                            7-1/8% Convertible       150,000,000         None
                                                            Series Due 2009

; and

     WHEREAS, the Company is entitled at this time to have authenticated and delivered additional bonds on the basis of net bondable value of property additions not subject to an unfunded prior lien and in substitution for refundable Bonds, upon compliance with the provisions of Article III of the Original Indenture, as amended; and

     WHEREAS, the Company desires by this Thirty-Fourth Supplemental Indenture (hereinafter referred to as this "Supplemental Indenture") to supplement the Original Indenture and to provide for the creation of a new series of bonds under the Original Indenture to be designated "First Mortgage Bonds, 9-1/2% Series Due 2003"; and the Original Indenture provides that certain terms and provisions, as determined by the Board of Directors of the Company, of the Bonds of any particular series may be expressed in and provided by the execution of an appropriate supplemental indenture; and

     WHEREAS, the Company in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and indentures supplemental thereto, and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a supplemental indenture in the form hereof for the purposes herein provided; and

     WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH: That, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar duly paid by the Trustee to the Company at or before the time of the execution of these presents, and of other valuable considerations, the receipt whereof is hereby acknowledged, and in order further to secure the payment of the principal of and interest and premium, if any, on all Bonds at any time issued and outstanding under the Original Indenture as amended by all indentures supplemental thereto (hereinafter sometimes collectively called the "Indenture") according to their tenor, purport and effect, and to declare certain terms and conditions upon and subject to which Bonds are to be issued and secured, the Company has executed and delivered this Supplemental Indenture, and by these presents grants, bargains, sells, warrants, aliens, releases, conveys, assigns, transfers, mortgages, pledges, sets over and ratifies and confirms unto Harris Trust and Savings Bank, as Trustee, and to its successors in trust under the Indenture forever, all and singular the following described properties (in addition to all other properties heretofore specifically subjected to the lien of the Indenture and not heretofore released from the lien thereof), that is to say:

                                     FIRST.

     All and singular the rents, real estate, chattels real, easements, servitudes, and leaseholds of the Company, or which, subject to the provisions of Article XII of the Original Indenture, the Company may hereafter acquire, including, among other things, the property described in Appendix A hereto under the caption "First", which description is hereby incorporated herein by reference and made a part hereof as if fully set forth herein, together with all improvements of any type located thereon.

     Also all power houses, plants, buildings and other structures, dams, dam sites, substations, heating plants, gas works, holders and tanks, compressor stations, gasoline extraction plants, together with all and singular the electric heating, gas and mechanical appliances appurtenant thereto of every nature whatsoever, now owned by the Company or which it may hereafter acquire, including all and singular the machinery, engines, boilers, furnaces, generators, dynamos, turbines and motors, and all and every character of mechanical appliance for generating or producing electricity, steam, water, gas and other agencies for light, heat, cold or power or any other purpose whatsoever.

                                     SECOND.

     Also all transmission and distribution systems used for the transmission and distribution of electricity, steam, water, gas and other agencies for light, heat, cold or power, or any other purpose whatever, whether underground or overhead or on the surface or otherwise of the Company, or which, subject to the provisions of Article XII of the Original Indenture, the Company may hereafter acquire, including all poles, posts, wires, cables, conduits, mains, pipes, tubes, drains, furnaces, switchboards, transformers, insulators, meters, lamps, fuses, junction boxes, water pumping stations, regulator stations, town border metering stations and other electric, steam, water and gas fixtures and apparatus.

                                     THIRD.

     Also all franchises and all permits, ordinances, easements, privileges and immunities and licenses, all rights to construct, maintain and operate overhead, surface and underground systems for the distribution and transmission of electricity, gas, water or steam for the supply to itself or others of light, heat, cold or power or any other purpose whatsoever, all rights-of-way, all waters, water rights and flowage rights and all grants and consents, now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

     Also all inventions, patent rights and licenses of every kind now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

                                     FOURTH.

     Also, subject to the provisions of Article XII of the Original Indenture, all other property, real, personal and mixed (except as therein or herein expressly excepted) of every nature and kind and wheresoever situated now or hereafter possessed by or belonging to the Company, or to which it is now, or may at any time hereafter be, in any manner entitled at law or in equity.

                                     FIFTH.

     Also any and all property of any kind or description which may from time to time after the date of the Original Indenture by delivery or by writing of any kind be conveyed, mortgaged, pledged, assigned or transferred to the Trustee by the Company or by any person, copartnership or corporation, with the consent of the Company or otherwise, and accepted by the Trustee, to be held as part of the mortgaged property; and the Trustee is hereby authorized to accept and receive any such property and any such conveyance, mortgage, pledge, assignment and transfer, as and for additional security hereunder, and to hold and apply any and all such property subject to and in accordance with the terms and provisions upon which such conveyance, mortgage, pledge, assignment or transfer shall be made.

                                     SIXTH.

     Together with all and singular, the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, products and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law and in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

     EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, all properties of the character excepted from the lien of the Original Indenture.

     TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

     SUBJECT, HOWEVER, to the exceptions and reservations hereinabove referred to, to existing leases other than leases which by their terms are subordinate to the lien of the Indenture, to existing liens upon rights-of-way for transmission or distribution line purposes, as defined in Article I of the Original Indenture; and any extensions thereof, and subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes over, upon and across certain of the property herein before described and subject also to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company acquired the properties hereinabove described and to undetermined liens and charges, if any, incidental to construction or other existing permitted liens as defined in Article I of the Original Indenture;

     IN TRUST, NEVERTHELESS, upon the terms and trusts in the Original Indenture, and the indentures supplemental thereto, including this Supplemental Indenture, set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, or any of them, without preference of any of said Bonds and coupons of any particular series over the Bonds and coupons of any other series by reason of priority in the time of issue, sale or negotiation thereof, or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in Section 2 of Article IV of the Original Indenture.

     AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto for the benefit of those who shall hold the Bonds and coupons, or any of them, to the be issued under the Indenture as follows:

                                    ARTICLE I

                           Description of Bonds of the
                                   2003 Series

     SECTION 1. The 2003 series of Bonds to be executed, authenticated and delivered under and secured by the Original Indenture shall be designated as "First Mortgage Bonds, 9-1/2% Series Due 2003" of the Company (herein called "Bonds of the 2003 Series"). The Bonds of the 2003 Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture, as amended, and subject to all the terms, conditions and covenants of this Supplemental Indenture.

     Bonds of the 2003 Series shall mature March 17, 2003 and shall bear interest at the rate of nine and one-half percent (9-1/2%) per annum payable (subject to the fifth paragraph of this Section 1) on the interest payment dates for the Loans (as defined below). Every Bond of the 2003 Series shall be dated the date of authentication except that, notwithstanding the provisions of
Section 6 of Article II of the Original Indenture, if at the time of authentication of any Bond of the 2003 Series interest shall be in default on any Bonds of the 2003 Series, such Bond shall be dated as of the day following the interest payment date to which interest has previously been paid in full or made available for payment in full on outstanding Bonds of the 2003 Series, as the case may be, or, if no interest has been paid or made available for payment, as of the date of initial authentication and delivery of such Bond. Every Bond of the 2003 Series shall bear interest from each interest payment date for the Loans next preceding the date thereof, unless no interest has been paid on this Bond, in which case from June 28, 2000.

     The person in whose name any Bond of the 2003 Series is registered on any interest payment date shall be entitled to receive the interest payable thereon on such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond is registered on the date of payment of such defaulted interest. The Bonds of the 2003 Series shall be payable as to principal, premium, if any, and interest, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the agency of the Company in the City of Chicago, Illinois.

     All Bonds of the 2003 Series shall be issued and pledged by the Company to the Collateral Agent pursuant to a Collateral Agreement dated as of June 28, 2000 among the Company and The Chase Manhattan Bank (in such capacity, the "Collateral Agent") to secure the payment of the principal of, and up to 9-1/2% per annum of the interest on any of the loans issued pursuant to the $600,000,000 Credit Agreement, dated as of June 28, 2000 among the Company, The Chase Manhattan Bank, as administrative agent, and the lenders party thereto, and the Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of March 17, 1998, among the Company, The Chase Manhattan Bank, as administrative agent, and the lenders party thereto (such agreements, in each case, as amended, supplemented or otherwise modified from time to time, are referred to collectively herein as the "Credit Agreements" and the loans thereunder are referred to collectively as the "Loans").

     The obligation of the Company to make payments with respect to the principal of and interest on Bonds of the 2003 Series (including without limitation upon maturity thereof) shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of and interest on the Loans shall have been fully or partially paid, or there shall be held by the Collateral Agent pursuant to the Collateral Agreement sufficient available funds to fully or partially pay the then due principal of and interest on the Loans. Notwithstanding any other provisions of the Indenture, interest on the Bonds of the 2003 Series shall be deemed fully or partially satisfied and discharged as provided herein even if the interest rate on Bonds of the 2003 Series may be higher or lower than the interest rate on any of the Loans at the time interest on any such Loans is paid. The Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and interest on Bonds of the 2003 Series shall have been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the Collateral Agent, signed by an authorized officer, stating (i) that timely payment of the principal of or interest on the Loans required to be made by the Company has not been made, (ii) that there are not sufficient available funds held by the Collateral Agent pursuant to the Collateral Agreement to make such payment and (iii) the amount of funds, in addition to available funds held by the Collateral Agent pursuant to the Collateral Agreement, required to make such payment.

     SECTION 2. The Bonds of the 2003 Series shall be registered bonds without coupons of the denominations of $5,000 and of any multiples of $5,000, numbered consecutively from R 1 upwards. Bonds of the 2003 Series may each be exchanged for other bonds within the same Series in authorized denominations and in the same aggregate principal amounts, without charge, except for any tax or governmental charge imposed in connection with such interchange.

     SECTION 3. The Bonds of the 2003 Series, and the Trustee's Certificate with respect thereto, shall be substantially in the following forms, respectively:

                        [FORM OF BOND OF THE 2003 SERIES]

This bond is not transferable, except as permitted under the Collateral Agreement dated as of June 28, 2000 among Western Resources, Inc. and The Chase Manhattan Bank.

                             WESTERN RESOURCES, INC.

              (Incorporated under the laws of the State of Kansas)


                   FIRST MORTGAGE BOND, 9-1/2% SERIES DUE 2003


                               DUE March 17, 2003

No. _____                                                                $[   ]

     WESTERN RESOURCES, INC., a corporation organized and existing under the laws of the State of Kansas (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to [ ] or registered assigns, on the 17th day of March, 2003, the sum of [ ] Dollars in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the interest payment date with respect to the Loans (as defined below) next preceding the date of this Bond next preceding the date thereof, unless no interest has been paid on this Bond, in which case from June 28, 2000, at the rate of nine and one-half percent (9-1/2%) per annum, payable (subject to the fourth paragraph hereof) on each interest payment date with respect to the Loans, until maturity, or, if this Bond shall be duly called for redemption, until the redemption date, or, if the Company shall default in the payment of the principal hereof, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. The interest payable on any interest payment date as aforesaid will be paid to the person in whose name this Bond is registered on any interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name this Bond is registered on the date of payment of such defaulted interest. Principal of and premium, if any, and interest on, this Bond are payable at the agency of the Company in the City of Chicago, Illinois in immediately available funds.

     This Bond is one of a duly authorized issue of Bonds of the Company (herein called the "Bonds"), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a Mortgage and Deed of Trust, dated July 1, 1939, executed by the Company to Harris Trust and Savings Bank (herein called the "Trustee"), as Trustee, as amended by the indentures supplemental thereto including the thirty-fourth indenture supplemental thereto dated as of June 28, 2000 (herein called the "Supplemental Indenture"), between the Company and the Trustee (said Mortgage and Deed of Trust, as so amended, being herein called the "Indenture") to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the "First Mortgage Bonds, 9-1/2% Series Due 2003" (herein called "Bonds of the 2003 Series") of the Company, issued under and secured by the Indenture executed by the Company to the Trustee.

     All Bonds of the 2003 Series shall be issued and pledged by the Company to the Collateral Agent pursuant to a Collateral Agreement dated as of June 28, 2000, among the Company and The Chase Manhattan Bank (in such capacity, the "Collateral Agent") to secure the payment of the principal of, and up to 9-1/2% per annum of the interest on any of the loans issued pursuant to the $600,000,000 Credit Agreement, dated as of June 28, 2000 among the Company, The Chase Manhattan Bank, as administrative agent, and the lenders party thereto, and the Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of March 17, 1998, among the Company, The Chase Manhattan Bank, as administrative agent and the lenders party thereto, (such agreements, in each case, as amended, supplemented or otherwise modified from time to time, are referred to collectively herein as the "Credit Agreements" and the loans issued thereunder are referred to collectively as the "Loans").

     The obligation of the Company to make payments with respect to the principal of and interest on Bonds of the 2003 Series (including without limitation upon maturity hereof) shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of and interest on the Loans shall have been fully or partially paid, or there shall be held by the Collateral Agent pursuant to the Collateral Agreement sufficient available funds to fully or partially pay the then due principal of and interest on the Loans. The Trustee may conclusively presume that the obligation of the Company to make payments with respect to the principal of and interest on Bonds of the 2003 Series shall have been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the Collateral Agent, signed by an authorized officer, stating (i) that timely payment of the principal of or interest on the Loans required to be made by the Company has not been made, (ii) that there are not sufficient available funds held by the Collateral Agent pursuant to the Collateral Agreement to make such payment and (iii) the amount of funds, in addition to available funds held by the Collateral Agent pursuant to the Collateral Agreement, required to make such payment. Notwithstanding any other provisions of this Bond or the Indenture, interest on the Bonds of the 2003 Series shall be deemed fully satisfied and discharged as provided herein and therein even if the interest rate on Bonds of the 2003 Series may be higher or lower than the interest rate on any of the Loans at the time interest on any of the Loans is paid.

     To the extent permitted by, and as provided in the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons, may be made with the consent of the Company by an affirmative vote of not less than 60% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Indenture, and by an affirmative vote of not less than 60% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected. No modification or alteration shall be made which will affect the terms of payment of the principal of or premium, if any, or interest on, this Bond, which are unconditional. The Company has reserved the right to make certain amendments to the Indenture, without any consent or other action by holders of the Bonds of this series (i) to the extent necessary from time to time to qualify the Indenture under the Trust Indenture Act of 1939, (ii) to delete the requirement that the Company meet a net earnings test as a condition to authenticating additional Bonds or merging into another company and (iii) to make certain other amendments which make the provisions for the release of mortgaged property less restrictive, all as more fully provided in the Indenture and in the Supplemental Indenture. In addition, once all Bonds issued prior to January 1, 1997 are no longer outstanding, the Company will be permitted to issue additional Bonds in an amount equal to 70% of the value of net bondable property additions not subject to an unfunded prior lien, as provided in the Original Indenture.

     The Bonds of the 2003 Series are redeemable prior to maturity only upon a demand therefor by the Collateral Agent as set forth in Article III of the Supplemental Indenture.

     In case an event of default, as defined in the Indenture, shall occur, the principal of all of the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

     This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new registered Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of like form and series, may in like manner be exchanged for one or more new registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

     No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

     This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Harris Trust and Savings Bank, the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, WESTERN RESOURCES, INC. has caused this Bond to be signed in its name by its Chairman of the Board, President and Chief Executive Officer or a Vice President, manually or by facsimile, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary, manually or by facsimile.

Dated:

                                             WESTERN RESOURCES, INC.


                                             By________________________

Attest:

                         [FORM OF TRUSTEE'S CERTIFICATE]

     This Bond is one of the Bonds, of the series designated herein, described in the within-mentioned Mortgage and Deed of Trust of July 1, 1939 and Supplemental Indenture dated as of June 28, 2000.

                                           HARRIS TRUST AND SAVINGS BANK,
                                                                      Trustee,

                                           By ____________________________

     SECTION 4. Until Bonds of the 2003 Series in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, Bonds of the 2003 Series in temporary form, as provided in Section 9 of Article II of the Original Indenture.

                                   ARTICLE II

                        Issue of Bonds of the 2003 Series

     SECTION 1. The total principal amount of Bonds of the 2003 Series which may be authenticated and delivered hereunder is not limited except as the Original Indenture and this Supplemental Indenture limit the principal amount of Bonds which may be issued thereunder.

     SECTION 2. Bonds of the 2003 Series for the aggregate principal amount of $397,800,000 may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, instruments and opinions required by Article III and Article XVIII of the Original Indenture, as amended.

                                   ARTICLE III

                                   Redemption

     SECTION 1. Bonds of the 2003 Series are redeemable prior to maturity only upon a demand therefor by the Collateral Agent. To effect the redemption of Bonds of the 2003 Series, the Collateral Agent shall deliver to the Trustee (and deliver a copy thereof to the Company) a written demand (hereinafter referred to as a "Redemption Demand") for the redemption of Bonds of the 2003 Series, signed by an authorized officer and dated the date of its delivery to the Trustee, stating (i) that an Event of Default (as defined in the Collateral Agreement) has occurred and is continuing, (ii) that there are not sufficient available funds held by the Collateral Agent pursuant to the Collateral Agreement to make all payments required as a result of such Event of Default, (iii) the amount of funds, in addition to available funds held by the Collateral Agent pursuant to the Collateral Agreement, required to make such payments, and (iv) the principal amount of Bonds of the 2003 Series the Collateral

Agent demands to have redeemed and the redemption date therefor which date shall be at least thirty-one (31) days after the date of such Redemption Demand (provided, such principal amount shall not exceed the amount of funds specified pursuant to the foregoing clause (iii)). The Trustee may conclusively presume the statements contained in the Redemption Demand to be correct. Redemption of Bonds of the 2003 Series shall in all cases be at a price equal to the principal amount of the Bonds to be redeemed together with accrued interest to the redemption date, and such amount shall become and be due and payable on the redemption date.

     The Company hereby covenants that if a Redemption Demand shall be delivered to the Trustee, the Company will deposit, on or before the redemption date, with the Trustee, in accordance with Article V of the Indenture, an amount in cash sufficient to redeem the principal amount of Bonds of the 2003 Series so called for redemption.

     SECTION 2. Article VIII of Original Indenture Controlling. The Bonds of the 2003 Series shall be redeemable pursuant to Section 8 of Article VIII of the Original Indenture, from time to time prior to maturity subject to the terms and conditions of Section 1 of this Article III.

     SECTION 3. Article V of Original Indenture Controlling. The provisions of
Article V of the Original Indenture shall be applicable to redemptions of Bonds of the 2003 Series pursuant to the provisions of Section 1 of this Article III; provided, however, that with respect to any redemption of Bonds of the 2003 Series, notice of redemption shall be given as provided in such Section 1. The principal amount of Bonds of the 2003 Series to be redeemed on any partial redemption shall be an authorized denomination thereof.

     SECTION 4. Bonds redeemed may be used to authenticate and deliver additional Bonds under the Original Indenture. Any Bonds of the 2003 Series redeemed pursuant to Section 1 of this Article III are hereby expressly permitted to be used as refundable Bonds for the execution, authentication and delivery of additional Bonds pursuant to Section 6 of Article III of the Original Indenture.

                                   ARTICLE IV

                              Additional Covenants

     The Company hereby covenants, warrants and agrees:

     SECTION 1. That the Company is lawfully seized and possessed of all of the mortgaged property described in the granting clauses of this Supplemental Indenture; that it has good, right and lawful authority to mortgage the same as provided in this Supplemental Indenture; and that such mortgaged property is, at the actual date of the initial issue of the Bonds of the 2003 Series, free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto prior to the Indenture, except as set forth in the granting clauses of the Original Indenture, the Twenty-Eighth Supplemental Indenture, the Twenty-Ninth Supplemental Indenture, the Thirtieth Supplemental Indenture, the Thirty-First Supplemental Indenture, the Thirty-Second Supplemental Indenture or this Supplemental Indenture.

     SECTION 2. So long as any Bonds of any series originally issued prior to January 1, 1997 are outstanding, in the event all or substantially all of the electric properties shall have been released as an entirety from the lien of the Original Indenture, the Company will, at any time or from time to time within six months after the date of such release, retire Bonds outstanding under the Original Indenture in an aggregate principal amount equal to the fair value of the electric properties so released pursuant to Section 3 of Article VII of the Original Indenture, as stated in the engineer's certificate required by Section 3(b) of said Article VII, and the proceeds of the electric properties so released pursuant to Section 5 of said Article VII. Such retirement of Bonds shall be effected in either one or both of the following methods:

          (a) By the withdrawal pursuant to Section 2 of Article VIII of the Original Indenture of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article VII of the Original Indenture upon such release; or

          (b) By causing the Trustee to purchase or redeem bonds, pursuant to
     Section 8 of Article VIII of the Original Indenture, out of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article VII of the Original Indenture upon such release. The Bonds to be so retired pursuant to this Section 3 shall include a principal amount of Bonds of each Series then outstanding in the same ratio to the aggregate principal amount of all Bonds so retired as the aggregate principal amount of all Bonds of each Series outstanding immediately prior to such release bears to the total principal amount of all Bonds then outstanding.

                                    ARTICLE V

           AMENDMENTS TO RATIO OF BONDS ISSUABLE TO PROPERTY ADDITIONS
             AND OF CERTAIN OTHER RATIOS. AMENDMENT OF NET EARNINGS TEST. USE OF FACSIMILE SIGNATURES. AMENDMENT OF ARTICLE
                  XV. RESERVATION OF RIGHT TO AMEND ARTICLE VII

     SECTION 1. So long as any of the Bonds of any series originally issued prior to January 1, 1997 shall remain outstanding:

          (a) Notwithstanding the provisions of Section 4 of Article III of the Original Indenture, no Bonds shall be authenticated and delivered pursuant to the provisions of Article III of the Original Indenture and issued upon the basis of net bondable value of property additions for an aggregate principal amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien.

          For the purposes of Subsections (e) and (f) of the definition of "net bondable value of property additions not subject to an unfunded prior lien", contained in Article I of the Original Indenture, and Subdivisions 8 and 9 of clause (a) of Section 4 of Article III of the Original Indenture, in all computations made with respect to a period subsequent to April 1, 1949, the deductions therein referred to shall in each case be ten-sixths (10/6ths) of the respective amounts mentioned, in lieu of ten-sevenths (10/7ths).

          (b) Notwithstanding the provisions of Section 3(a) of Article VIII of the Original Indenture, no moneys received by the Trustee pursuant to
     Section 5(a) of Article III of the Original Indenture shall be paid over by the Trustee in an amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien, and for the purposes of Section 3 of Article VII of the Original Indenture, the amount of cash required to be deposited by the Company pursuant to Subsection (d) of said Section 3 of Article VII shall not be reduced in an amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien.

          (c) For the purposes of clauses (c) and (d) of the definition of "net bondable value of property additions subject to an unfunded prior lien", contained in Article I of the Original Indenture, and Subsection 7 of clause (a) of Section 4 of Article III of the Original Indenture, in all computations made with respect to a period subsequent to April 1, 1949, the deductions therein referred to shall in each case be ten-sixths (10/6ths) of the respective amounts mentioned, in lieu of ten-sevenths (10/7ths).

          (d) Subsection (a) of Section 14, clauses (1) and (2) of Subsection
     (a) of Section 16 of Article IV and clause (1) of Subsection (b) of Section 1 of Article XII of the Original Indenture shall be deemed amended by substituting the words "sixty percent (60%)" for "seventy percent (70%)" where they appear in said provisions of the Original Indenture.

          (e) The definition of the term "net earnings available for interest, depreciation and property retirement", as contained in Article I of the Original Indenture, shall be deemed to mean the net earnings of the Company ascertained as follows:

               1. The total operating revenues of the Company and the net non-operating revenues of the properties of the Company shall be ascertained.

               2. From the total, determined as provided in Subsection (a), there shall be deducted all operating expenses, including all salaries, rentals, insurance, license and franchise fees, expenditures for repairs and maintenance, taxes (other than income, excess profits and other taxes measured by or dependent on net taxable income), depreciation as shown on the books of the Company or an amount equal to the minimum provision for depreciation as hereinafter defined, whichever is greater, but excluding all property retirement appropriations, all interest and sinking fund charges, amortization of stock and debt discount and expense or premium and further excluding any charges to income or otherwise for the amortization of plant or property accounts or of amounts transferred therefrom.

               3. The balance remaining after the deduction of the total amount computed pursuant to Subsection (b) from the total amount computed pursuant to Subsection (a) shall constitute the "net earnings of the Company available for interest", provided that not more than fifteen percent (15%) of the net earnings of the Company available for interest may consist of the aggregate of (i) net non-operating income,
          (ii) net earnings from mortgaged property other than property of the character of property additions and (iii) net earnings from property not subject to the lien of this Indenture.

               4. No income received or accrued by the Company from securities and no profits or losses of capital assets shall be included in making the computations aforesaid.

               5. In case the Company shall have acquired any acquired plant or systems or shall have been consolidated or merged with any other corporation, within or after the particular period for which the calculation of net earnings of the Company available for interest, depreciation and property retirement is made, then, in computing the net earnings of the Company available for interest, depreciation and property retirement, there may be included, to the extent they may not have been otherwise included, the net earnings or net losses of such acquired plant or system or of such other corporation, as the case may be, for the whole of such period. The net earnings or net losses of such property additions, or of such other corporation for the period preceding such acquisition or such consolidation or merger, shall be ascertained and computed as provided in the foregoing subsections of this definition as if such acquired plant or system had been owned by the Company during the whole of such period, or as if such other corporation had been consolidated or merged with the Company prior to the first day of such period.

               6. In case the Company shall have obtained the release of any property pursuant to Section 3 of Article VII of the Original Indenture, of a fair value in excess of Five Hundred Thousand Dollars ($500,000), as shown by the engineer's certificate required by said
          Section 3, or shall have obtained the release of any property pursuant to Section 5 of Article VII of the Original Indenture, the proceeds of which shall have exceeded Five Hundred Thousand Dollars ($500,000), within or after the particular period for which the calculation of net earnings of the Company available for interest, depreciation and property retirement is made, then, in computing the net earnings of the Company available for interest, depreciation and property retirement, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent practicable on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of an officers' certificate filed with the Trustee pursuant to Section 3(b) of Article III or Section 16 of Article IV of the Original Indenture shall deem proper.

          The term "minimum charge for depreciation" as used herein shall mean an amount equal to (a) fifteen percent (15%) of the total operating revenues of the Company after deducting therefrom an amount equal to the aggregate cost to the Company of electric energy, gas and water purchased for resale to others and rentals paid for, or other payments made for the use of, property owned by others and leased to or operated by the Company, the maintenance of which and depreciation on which are borne by the owners, less (b) an amount equal to the expenditures for maintenance and repairs to the plants and property of the Company and included or reflected in its operating expense accounts.

          The terms "net earnings of property available for interest, depreciation and property retirement" and "net earnings of another corporation available for interest, depreciation and property retirement" as contained in Article I of the Original Indenture, when used with respect to any property or with respect to another corporation, shall mean the net earnings of such property or the net earnings of such other corporation, as the case may be, computed in the manner provided in Subsections (a), (b),
     (c) and (d) hereof.

          (f) Notwithstanding the provisions of clauses (1) and (2) of subsection (b) of Article III, and Subsection (b) of Section 14 of Article IV, and Subsection (b) of Section 16 of Article IV and clause (2) of Subsection (b) of Section 1 of Article XII of the Original Indenture, the computation of net earnings required therein shall be made as provided in Subsection (5) of this Section 1, and the net earnings tests required in said mentioned provisions of Articles III, IV and XII of the Original Indenture shall be based on two times the annual interest charges described in such provisions, instead of two and one-half times such charges, but shall not otherwise affect such provisions or relieve from the requirements therein pertaining to ten percent (10%) of the principal amount of Bonds therein described.

          SECTION 2. All of the Bonds of the 2003 Series and of any series initially issued after the initial issuance of Bonds of the 2003 Series shall, from time to time, be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents whose signature, notwithstanding the provisions of Section 12 of Article II of the Original Indenture, may be by facsimile, and its corporate seal (which may be in facsimile) shall be thereunto affixed and attested by its Secretary or one of its Assistant Secretaries whose signature, notwithstanding the provisions of the aforesaid Section 12, may be by facsimile.

          In case any of the officers who have signed or sealed any of the Bonds of the 2003 Series or of any series initially issued after the initial issuance of Bonds of the 2003 Series manually or by facsimile shall cease to be such officers of the Company before such Bonds so signed and sealed shall have been actually authenticated by the Trustee or delivered by the Company, such Bonds nevertheless may be authenticated, issued and delivered with the same force and effect as though the person or persons who so signed or sealed such Bonds had not ceased to be such officer or officers of the Company; and also any such Bonds may be signed or sealed by manual or facsimile signature on behalf of the Company by such persons as at the actual date of the execution of any of such Bonds shall be the proper officers of the Company, although at the nominal date of any such Bond any such person shall not have been such officer of the Company.

          SECTION 3. The Company reserves the right subject to appropriate corporate action, but without the consent or other action of holders of bonds of any series created after January 1, 1997, to make such amendments to the Original Indenture, as supplemented, as shall be necessary in order to amend
Article VII thereof by adding thereto a Section 8 and a Section 9 to read as follows:

          "SECTION 8. Notwithstanding any other provision of this Indenture, unless an event of default shall have happened and be continuing, or shall happen as a result of the making or granting of an application to release mortgaged property permitted by this Section 8, the Trustee shall release from the lien of this Indenture any mortgaged property if the fair value to the Company of all of the property constituting the trust estate (excluding the mortgaged property to be released but including any mortgaged property to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) equals or exceeds an amount equal to 10/7ths of the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, upon receipt by the Trustee of:

               "(a) an officers' certificate dated the date of such release, requesting such release, describing in reasonable detail the mortgaged property to be released and stating the reason for such release;

               "(b) an engineer's certificate, dated the date of such release, stating (i) that the signer of such engineer's certificate has examined such officers' certificate in connection with such release,
          (ii) the fair value to the Company, in the opinion of the signer of such engineer's certificate, of (A) all of the property constituting the trust estate, and (B) the mortgaged property to be released, in each case as of a date not more than 90 days prior to the date of such release, and (iii) that in the opinion of such signer, such release will not impair the security under this Indenture in contravention of the provisions hereof;

               "(c) in case any bondable property is being acquired by the Company with the proceeds of, or otherwise in connection with, such release, an engineer's certificate, dated the date of such release, as to the fair value to the Company, as of the date not more than 90 days prior to the date of such release, of the bondable property being so acquired (and if within six months prior to the date of acquisition by the Company of the bondable property being so acquired, such bondable property has been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the fair value to the Company of such bondable property, as set forth in such certificate, is not less than $25,000 and not less than 1% of the aggregate principal amount of Bonds at the time outstanding, such certificate shall be an independent appraiser's certificate);

               "(d) an officer's certificate, dated the date of such release, stating the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, and stating that the fair value to the Company of all of the property constituting the trust estate (excluding the mortgaged property to be released but including any bondable property to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) stated on the independent appraiser's certificate filed pursuant to Section 8(c) equals or exceeds an amount equal to 10/7ths of such aggregate principal amount;

               "(e) an officers' certificate, dated the date of such release, stating that, the Company is not, and by the making or granting of the application will not be, in default in the performance of any of the terms and covenants of this Indenture;

               "(f) an opinion of counsel, dated the date of such release, as to compliance with conditions precedent.

          "SECTION 9. If the Company is unable to obtain, in accordance with any other Section of this Article VII, the release from the lien of this Indenture of any property constituting part of the trust estate, unless an event of default shall have happened and be continuing, or shall happen as a result of the making or granting of an application to release mortgaged property permitted by this Section 9, the Trustee shall release from the lien of this Indenture any mortgaged property if the fair value to the Company thereof, as shown by the engineer's certificate filed pursuant to
     Section 9(b), is less than 1/2 of 1% of the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, provided that the aggregate fair value to the Company of all mortgaged property released pursuant to this Section 9, as shown by all engineer's certificates filed pursuant to Section 9(b) in any period of 12 consecutive calendar months which includes the date of such engineer's certificate, shall not exceed 1% of the aggregate principal amount of the outstanding Bonds and prior lien bonds outstanding at the time of such release, upon receipt by the Trustee of:

               "(a) an officers' certificate, dated the date of such release, requesting such release, describing in reasonable detail the mortgaged property to be released and stating the reason for such release;

               "(b) an engineer's certificate, dated the date of such release, stating (A) that the signer of such engineer's certificate has examined such officers' certificate in connection with such release,
          (B) the fair value to the Company, in the opinion of the signer of such engineer's certificate, of such mortgaged property to be released as of a date not more than 90 days prior to the date of such release, and (C) that in the opinion of such signer such release will not impair the security under this Indenture in contravention of the provisions hereof;

               "(c) an officers' certificate, dated the date of such release, stating the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, that 1/2 of 1% of such aggregate principal amount does not exceed the fair value to the Company of the mortgaged property for which such release is applied for as shown by the engineer's certificate referred to in Section 9(b), and that 1% of such aggregate principal amount does not exceed the aggregate fair value to the Company of all mortgaged property released from the lien of this Indenture pursuant to this Section 9 as shown by all engineer's certificates filed pursuant to Section 9(b) in such period of 12 consecutive calendar months;

               "(d) an officers' certificate, dated the date of such release, stating that, the Company is not, and by the making or granting of the application will not be, in default in the performance of any of the terms and covenants of this Indenture; and

               "(e) an opinion of counsel, dated the date of such release, as to compliance with conditions precedent."

          The Company also reserves the right subject to appropriate corporate action, but without the consent or other action of holders of Bonds of any series created after January 1, 1997 to amend, modify or delete any other provision of the Original Indenture, as supplemented, as may be necessary in order to effectuate the intents and purposes contemplated by the foregoing Sections 8 and 9.

          SECTION 4. The Company reserves the right subject to appropriate corporate action, but without the consent or other action of holders of Bonds of any series created after January 1, 1997 to:

               (a) delete as a condition to the authentication of additional Bonds pursuant to Sections 4, 5 or 6 of Article III of the Original Indenture the requirement to file or deposit with the Trustee the officers' certificate described in Section 3(b) of Article III of the Original Indenture;

               (b) delete as a condition to the consolidation or merger of the Company into, or sale by the Company of its property as an entirety or substantially as an entirety to another corporation the requirement set forth in Section 1(b)(2) of Article XII of the Original Indenture;

               (c) delete as a condition to the release of property pursuant to
          Section 3 of Article VII of the Original Indenture, the requirement to obtain an independent engineer's certificate under the circumstances set forth in Section 3(c) of Article VII; and

               (d) amend, modify or delete any other provision of the Original Indenture, as supplemented, as may be necessary in order to effectuate the intents and purposes contemplated by this Section 6.

                                   ARTICLE VI

                            Miscellaneous Provisions

          SECTION 1. The Trustee accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as amended, set forth and upon the following terms and conditions.

          SECTION 2. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XIII of the Original Indenture, as amended by the Second Supplemental Indenture, shall apply to and form part of this Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Supplemental Indenture.

          SECTION 3. Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such reference shall, subject to the provisions of Articles XII and XIII of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

          SECTION 4. Nothing in this Supplemental Indenture, expressed or implied, is intended or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Bonds and coupons outstanding under the Indenture, any right, remedy or claim under or by reason of this Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Supplemental Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Bonds and of the coupons outstanding under the Indenture.

          SECTION 5. This Supplemental Indenture may be executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

          SECTION 6. The Titles of the several Articles of this Supplemental Indenture shall not be deemed to be any part thereof.

          IN WITNESS HEREOF, WESTERN RESOURCES, INC., party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, President, Chief Executive Officer or a Vice President, and its corporate seal to be attested by its Secretary or an Assistant Secretary for and in its behalf, and HARRIS TRUST AND SAVINGS BANK, party hereto of the second part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, Chief Executive Officer, President or a Vice President and its corporate seal to be attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

(CORPORATE SEAL)                                WESTERN RESOURCES, INC.


                                                By: /s/ James A. Martin
                                                   -----------------------
ATTEST:

By: /s/ Larry D. Irick
   ----------------------------

Executed, sealed and delivered by
  WESTERN RESOURCES, INC.
  in the presence of:


By:  /s/ Cynthia S. Couch
    ---------------------------

By:  /s/ Patti Beasley
    ---------------------------



                                                HARRIS TRUST AND SAVINGS BANK,
                                                  As Trustee


                                                By: /s/ Judith Bartolini
                                                   -------------------------
ATTEST:


By:  /s/ D G Donovan
    ---------------------------


Executed, sealed and delivered by
 HARRIS TRUST AND SAVINGS BANK
 in the presence of:


By:  /s/
    ---------------------------


By:  /s/
    ---------------------------

STATE OF KANSAS                 )
                                :  ss.:
COUNTY OF SHAWNEE               )

          BE IT REMEMBERED, that on this 28th day of June, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came James A. Martin and Larry D. Irick, of Western Resources, Inc., a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

          IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.


                                                         /s/ Patti Beasley
                                                     -------------------------
                                                           Notary Public
                                                       My Commission Expires

                                                         November 18, 2000

STATE OF ILLINOIS            )
                             :  ss.:
COUNTY OF COOK               )

          BE IT REMEMBERED, that on this 23rd day of June, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came J. Bartolini and D.G. Donovan, of Harris Trust and Savings Bank, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.


                                                       /s/ Linda Ellen Garcia
                                                     --------------------------
                                                           Notary Public
                                                       My Commission Expires

STATE OF KANSAS                )
                               :  ss.:
COUNTY OF SHAWNEE              )

          BE IT REMEMBERED, that on this 28th day of June, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came James A. Martin and Larry D. Irick, of Western Resources, Inc., a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, being by me respectively duly sworn, did each say that the said James A. Martin is Vice President and that the said Larry D. Irick is Secretary of said corporation, that the consideration of and for the foregoing instrument was actual and adequate, that the same was made and given in good faith, for the uses and purposes therein set forth and without any intent to hinder, delay, or defraud creditors or purchasers.

          IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.



                                                         /s/ Patti Beasley
                                                     --------------------------
                                                           Notary Public
                                                       My Commission Expires

                                                         November 18, 2000

                                   APPENDIX A

                                       to

                      THIRTY-FOURTH SUPPLEMENTAL INDENTURE

                            Dated as of June 28, 2000

                             Western Resources, Inc.

                                       to

                          Harris Trust and Savings Bank

                                  ------------

                            DESCRIPTION OF PROPERTIES
                         LOCATED IN THE STATE OF KANSAS

                                      FIRST

                             PARCELS OF REAL ESTATE

                                  BROWN COUNTY

A tract of land 400 feet by 430 feet located in the South Half of the Northwest Quarter (S/2 NW/4) of Section 5, Township 3 South, Range 17 East, Brown County, Kansas, more particularly described as follows:

         Beginning at the Southwest Corner of said South Half of the Northwest Quarter (S/2 NW/4); thence North on the West line of said Section a distance of 430 feet; thence East 90(degree) from the line last described a distance of 400 feet; thence South 90(degree) from the last line described a distance of 430 feet to the South line of said South Half of the Northwest Quarter (S/2 NW/4); thence West on said South line to the point of beginning, containing 4.0 acres more or less.


                                 DOUGLAS COUNTY

The South 800 feet of the East 800 feet of the East Half of the Southeast Quarter (E/2 SE/4), Section Nineteen (19), Township Twelve South (12S), Range Nineteen (19), East of the 6th P.M., containing fifteen (15) acres, more or less.


                                ELLSWORTH COUNTY

Beginning at a point Sixty (60) feet North and Thirty (30) feet West of the Southeast corner of Section 33, Township 17 South, Range 10 West of the 6th P.M., in Ellsworth County, Kansas; thence North adjacent to the County Road Right of Way and parallel to the East line of said Section 33, a distance of One Hundred (100) feet; thence West parallel to the South line of said Section 33, a distance of Sixty (60) feet; thence South parallel to the East line of said
Section 33, a distance of One Hundred (100) feet to a point on the North Right of Way line of Highway 4; thence East along the North Right of Way line of Highway 4 to the Point of Beginning.


                                 LABETTE COUNTY

Lots 15, 16, 17, 19 and 21, in Block One (1), South Side Addition to the City of Parsons, Labette County, Kansas.


                                  NEMAHA COUNTY

A tract of land 500 feet by 550 feet located in the Northeast Quarter (NE/4) of
Section 2, Township 4 South, Range 13 East of 6th P.M., Nemaha County, Kansas, said tract more particularly described as follows:

         Beginning at the Northwest Corner of said Northeast Quarter (NE/4), thence East on the North line of said Northeast Quarter a distance of 500 feet, thence South parallel to the West line of said Northeast Quarter a distance of 550 feet, thence West parallel to said North line a distance of 500 feet to the West line of said Northeast Quarter, thence North on said West line to the point of beginning.